ROBERT JARKOW
CERTIFIED PUBLIC ACCOUNTANT
3111 North Andrews Avenue
Fort Lauderdale, Florida  33309
(954) 630-9070

Global Business Resources, Inc.
22154 Martella Avenue
Boca Raton, FL 33433

INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of Global Business Resources, Inc. on Form SB-2 of our report dated September 30, 2002, on the financial statements of Global Business Resources, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/   Robert Jarkow

Robert Jarkow, CPA
Boca Raton, Florida
October 23, 2002